Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:

Jud Henry

800-259-3755

Investor.Relations@sprint.com

Media Contact:

Scott Sloat

240-855-0164

Scott.Sloat@sprint.com

Sprint Strengthens Senior Leadership Team

Tarek Robbiati Named Chief Financial Officer;

Günther Ottendorfer Appointed Chief Operating Officer, Technology;

John Saw Promoted to Chief Technology Officer

OVERLAND PARK, Kan. (BUSINESS WIRE), August 3, 2015 – Today Sprint (NYSE: S) announced senior leadership changes to support the next phase of the company’s transformation.

Tarek Robbiati, 50, is named Chief Financial Officer. Robbiati most recently was Managing Director and Chief Executive Officer at FlexiGroup Ltd., an Australian consumer finance company specializing in leasing.

Previously he held senior executive positions, including group managing director and deputy chief financial officer of Telstra Corp., Australia’s leading telecommunications company, chief executive officer at CSL Limited, the number one mobile operator in Hong Kong and executive vice president and head of corporate finance for Orange Plc. He will be responsible for Sprint’s day-to-day financial operations, including financial planning, accounting, tax, auditing, treasury and investor relations, as well as long-term financial strategy and planning. He will report to President and CEO Marcelo Claure when he joins Sprint in late August.

Joseph Euteneuer, chief financial officer, will leave the company following an orderly transition of responsibilities.

Günther Ottendorfer, 46, is joining the company as chief operating officer, technology. Ottendorfer will arrive at Sprint with more than 25 years of experience leading global technology teams. He previously served as chief technology officer and a board member for Telekom Austria Group and managing director of Optus Singtel in Sydney Australia. Ottendorfer will join Sprint effective immediately and will report to Claure. He will lead a newly created Technology Office with responsibility for all network planning and deployment functions, as well as Information Technology.

Also, as part of these changes, John Saw, Chief Network Officer, is promoted to Chief Technology Officer, reporting to Ottendorfer. Sprint has made significant improvements to its network under John’s leadership as Chief Network Officer. Through the first half of the year, Sprint received a total of 180 first place RootScore Awards for overall performance, reliability, speed, data, call, or text network performance compared with only 27 a year ago.

Before Sprint acquired Clearwire, Saw was Clearwire’s chief technology officer. He helped build that company’s organization and led complex and vital projects including building the first 4G network in North America, covering more than 130 million people.

Junichi Miyakawa, Technical Chief Operating Officer, has been instrumental in developing the company’s network plans and will become a senior technical adviser in the Office of the CEO and a liaison between Softbank and Sprint for network strategy.

“One of my goals when I first arrived as CEO was to strengthen our management team,” said Claure. “As I begin my second year here at Sprint, I feel very good about the team we have put together to pursue the great opportunities ahead. I couldn’t be more excited to add talented and experienced executives like Tarek and Günther to our leadership team. Both of these individuals are world-class leaders with deep expertise and proven track records in exactly the areas that will be critical to accelerating our efforts to move Sprint forward.”

Claure continued, “Joe is an experienced and talented financial executive, and he has been a strong partner as we have run the business over the past year. I thank him for his service and dedication to the company and I wish him well in his future endeavors.”

Financing the Future at Sprint

Robbiati, an accomplished executive with extensive experience transforming businesses around the world, will play a key role in supporting investments the company is making to build the next generation of its network and introduce innovative approaches that will strengthen its competitive position.

He has more than 25 years of business and financial experience across a number of key areas, including corporate strategy and finance, mergers and acquisitions, treasury and balance sheet management and new business development. He also has a proven track record of driving shareholder value creation, strong financial performance, deal-making and building high-performing teams.

Robbiati offers a rare combination of skills and experiences, which include an engineer building networks, cost structure optimization and designing complex leasing agreements. His strong background in capital markets, treasury and balance sheet management also will be valuable as the company works to change the cash flow equation at Sprint.

During his time in senior operating and finance roles at FlexiGroup, Telstra International Group, CSL Limited and Orange Plc., he helped to successfully transform these companies, reorganizing them, refining their strategy and making the choices that strengthened them and positioned them to grow.

For example, while leading CSL Limited as its CEO, Robbiati guided Telstra’s mobile subsidiary in Hong Kong through a complete overhaul of its mobile network. The network transformation ended up as a world-class success. At FlexiGroup, Tarek succeeded in repositioning the business as one of the top 100 companies in Australia and a true disruptor in the financial services sector in Australia, New Zealand and Ireland.

“Tarek is one of the most dynamic and visionary strategic financial executives in the telecommunications and financial services industries,” said Claure. “He is an extraordinary leader known for his tremendous operating skills and his ability to lead organizations through complex strategic, financial, technology and operational challenges.”

“I am delighted to join Sprint,” said Robbiati. “Sprint has a unique opportunity to disrupt the U.S. wireless market, and I am eager to help Marcelo and the Sprint team change the game.”

Building the Next Generation Network

Sprint has been making substantial progress in delivering a network with the reliability, capacity and speed customers demand. Ottendorfer, in his capacity leading the Technology Office, will lead the company’s efforts to build on that progress by deploying the next generation of its wireless network. This will capitalize on Sprint’s rich spectrum portfolio, increasing coverage and capacity by significantly densifying the company’s network.

The company is uniting the Network and Information Technology functions to capture tremendous advantages, including greater efficiency in designing, rapidly deploying and scaling the next generation network.

“Günther is a world-class innovator and he comes to us with the rich experience of leading wireless network transformations at telecommunications companies around the world,” said Claure. “He is uniquely qualified to lead us in building on the momentum of our ongoing network improvements and then moving us forward to create a network for the future.”

Ottendorfer will arrive at Sprint with more than 25 years of experience leading global technology teams. Most recently, as group chief technology officer Telekom Austria Group, Ottendorfer was responsible for driving innovation, quality and synergies in all seven central and eastern European countries that Telekom Austria Group serves.

At Telekom Austria Group, Ottendorfer led a number of successful projects that included major wireless network expansion and improvement, the introduction of new technologies and efforts to make the organization more efficient.

Prior to that position, Ottendorfer served as managing director networks of Optus Singtel in Sydney Australia from 2011-2013. He also spent nine years at Deutsche Telekom working in a variety of European countries, eventually leading network planning for all of Deutsche Telekom’s mobile networks across Europe.

Network Virtualization is a prime example of the advanced technology that offers the company the ability to increase the power of its wireless network, deploy improvements rapidly, manage it with greater flexibility and more easily introduce new services over the network. Ottendorfer was ahead of the curve in recognizing this technology as a future trend in the mobile industry and he championed its use while serving as Group CTO at Telekom Austria Group.

“I am truly honored and excited about the opportunity to join Sprint and work in the biggest telecom market of the world,” said Ottendorfer. “I see a tremendous amount of potential in the company and its network. The team has established strong momentum and I look forward to building on that.”

Robbiati and Ottendorfer will relocate to Kansas City with their families.

About Sprint:

Sprint (NYSE: S) is a communications services company that creates more and better ways to connect its customers to the things they care about most. Sprint served more than 57 million connections as of March 31, 2015 and is widely recognized for developing, engineering and deploying innovative technologies, including the first wireless 4G service from a national carrier in the United States; leading no-contract brands including Virgin Mobile USA, Boost Mobile, and Assurance Wireless; instant national and international push-to-talk capabilities; and a global Tier 1 Internet backbone. Sprint has been named to the Dow Jones Sustainability Index (DJSI) North America for the past four years. You can learn more and visit Sprint at www.sprint.com or www.facebook.com/sprint and www.twitter.com/sprint.